                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

 [ ] Preliminary Proxy Statement

 [ ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

 [ ] Definitive Proxy Statement

 [X] Definitive Additional Materials

 [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 CONRAIL INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         NORFOLK SOUTHERN CORPORATION
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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

[NORFOLK SOUTHERN LOGO]
                                                              December 9, 1996

Dear Conrail Shareholder:

   On November 4, Norfolk Southern began soliciting your vote AGAINST a proposal by Conrail's Board of Directors to amend the Conrail charter to "opt out" of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law. On November 8, we increased the amount payable in our cash tender offer for Conrail shares from $100 per share to $110 per share.

TODAY WE MAKE THE FOLLOWING PLEDGE TO YOU AND ALL CONRAIL SHAREHOLDERS:

   NORFOLK SOUTHERN WILL NOT BE A PARTY TO ANY AGREEMENT WITH CSX OR CONRAIL THAT DELIVERS ANYTHING LESS TO CONRAIL SHAREHOLDERS THAN A $110 ALL-CASH, ALL-SHARES OFFER WITH PROMPT PAYMENT THROUGH USE OF A VOTING TRUST SO LONG AS CONRAIL SHAREHOLDERS REJECT THE MANEUVERING BY CSX AND CONRAIL'S MANAGEMENT TO PAY YOU LESS THAN YOU DESERVE FOR YOUR SHARES -which you can do by voting now on Norfolk Southern's GOLD proxy card AGAINST Conrail's proposals to "opt out" of Pennsylvania's Fair Value Statute and to adjourn the special meeting.

   That's the only way to stop Conrail's management and CSX from denying you the benefits of Norfolk Southern's superior all-cash offer for all shares which is worth almost 19% more than CSX's part cash, part stock offer.(1)

THE FUTURE VALUE OF YOUR CONRAIL INVESTMENT IS IN YOUR HANDS

   DON'T BE COERCED INTO ACCEPTING LESS THAN FULL VALUE FOR YOUR CONRAIL SHARES. VOTE TODAY ON THE GOLD PROXY CARD AGAINST CONRAIL'S PROPOSALS TO "OPT OUT" OF PENNSYLVANIA'S FAIR VALUE STATUTE AND TO ADJOURN THE SPECIAL MEETING. Even if you have tendered your shares into CSX's new offer or voted earlier, you can still vote those shares against the "opt out" amendment by signing and returning the GOLD proxy card. You must act now to protect the value of your Conrail investment.

                                        Sincerely,

                                        /s/ David R. Goode
                                        David R. Goode
                                        Chairman, President and
                                        Chief Executive Officer

                                   IMPORTANT
                  If you have any questions, please call our solicitor:

                       [GEORGESON AND COMPANY INC. LOGO]

                         CALL TOLL FREE: 800-223-2064
                     Banks and Brokers call: 212-440-9800

------------
   (1) Based on the closing price of CSX common stock on December 6, 1996.

                       SPECIAL MEETING OF SHAREHOLDERS
                                      OF
                                 CONRAIL INC.

                             --------------------

                          PROXY STATEMENT SUPPLEMENT
                                      of
                         NORFOLK SOUTHERN CORPORATION

                             --------------------

                            SOLICITATION OF PROXIES
                IN OPPOSITION TO THE PROPOSED AMENDMENT TO THE
                  ARTICLES OF INCORPORATION OF CONRAIL INC.

                                 INTRODUCTION

   This Proxy Statement Supplement (this "Supplement") is furnished by Norfolk Southern Corporation ("Norfolk Southern") and relates to a Special Meeting of Shareholders of Conrail Inc. ("Conrail" or the "Company") to vote upon Conrail's proposal (the "Amendment Proposal") to amend its Articles of Incorporation to "opt out" of Subchapter E (the "Fair Value Statute") of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, and to any adjournments, postponements or reschedulings thereof (the "Special Meeting"). This Supplement amends and supplements, to the extent set forth herein, the Proxy Statement of Norfolk Southern, dated November 4, 1996, which was first mailed to Conrail Shareholders on or about November 4, 1996 and which was subsequently amended and supplemented by a proxy supplement dated November 8, 1996 (as amended to date, the "Proxy Statement"). Capitalized terms used in this Supplement and not otherwise defined in this Supplement shall have the respective meanings assigned to such terms in the Proxy Statement. This Supplement is first being mailed to Conrail Shareholders on or about December 9, 1996.

                             RECENT DEVELOPMENTS
THE SPECIAL MEETING

   On November 25, 1996, Conrail publicly announced that the Special Meeting had now been scheduled for December 23, 1996, and would be held at The Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania, at 5:00 p.m. Eastern Standard Time. According to Conrail's proxy statement, the Record Date for the Special Meeting is December 5, 1996. Norfolk Southern is soliciting proxies from Conrail Shareholders to vote AGAINST both (i) the Amendment Proposal and (ii) Conrail's proposal to adjourn (the "Adjournment Proposal") the Special Meeting, if necessary, to permit Conrail to further solicit proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Amendment Proposal.

   The proxy cards previously furnished to you by Norfolk Southern remain valid for Shareholders entitled to vote at the Special Meeting. Nonetheless, new GOLD proxy cards are being provided to you with this Supplement to vote AGAINST both the Amendment Proposal and the Adjournment Proposal. ESOP Participants can instruct the ESOP Trustee to vote their ESOP shares AGAINST the Amendment Proposal on the enclosed GREEN instruction card. In addition, if you have already voted Conrail's white proxy card (or GREEN instruction card) in favor of the Amendment Proposal, you may revoke that vote by completing and returning the GOLD proxy (or GREEN instruction card) and indicating your vote AGAINST the Amendment Proposal. It's the latest dated proxy which will be counted.

   PLEASE SIGN AND DATE THE ENCLOSED GOLD PROXY CARD OR GREEN INSTRUCTION CARD TODAY AND VOTE AGAINST THE "OPT OUT" AMENDMENT.

                    SUMMARY OF THE CSX SECOND TENDER OFFER

   On December 6, 1996, CSX announced the commencement of a second tender offer for 18,344,845 Shares (representing approximately 20% of the outstanding Shares) at a price of $110 per Share (the "CSX Second Offer"). The CSX Second Offer is scheduled to expire on January 6, 1997. CSX has conditioned the CSX Second Offer on, among other things, Shareholder approval of the Amendment Proposal.

                     SPECIAL NOTICE TO ESOP PARTICIPANTS

VOTING OF ESOP UNALLOCATED SHARES

   Based upon publicly available information, the ESOP Trust currently holds approximately 7.3 million ESOP Preferred Shares and, prior to the completion of the first CSX Tender Offer, approximately 2.1 million ESOP Preferred Shares were allocated to individual shareholder-participants' ("ESOP Participants") accounts pursuant to the ESOP. Assuming that all such allocated ESOP Preferred Shares were tendered to CSX and approximately 490,871 were accepted for payment by CSX, Norfolk Southern estimates that approximately 1.6 million ESOP Preferred Shares are currently allocated to ESOP Participants' accounts. The remaining shares are held in an ESOP suspense account (the "Unallocated ESOP Shares"). In accordance with the ESOP trust agreement between Consolidated Rail Corporation and Fidelity Management Trust Company, as trustee (the "Trustee") of the ESOP Preferred Shares, the Trustee is obligated, except under certain circumstances, to vote the ESOP Preferred Shares credited to ESOP Participants' accounts in accordance with their instructions, and will vote the ESOP Preferred Shares credited to the ESOP Participants' accounts for which it does not receive timely instructions and the Unallocated Shares in the same proportion as the ESOP Preferred Shares for which valid instruction are received from ESOP Participants. IN EFFECT, EACH ESOP PREFERRED SHARE COULD DIRECT THE VOTING OF MORE THAN 4.5 ESOP PREFERRED SHARES BY THE TRUSTEE IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IN ADDITION, BECAUSE IT IS LIKELY THAT NOT ALL ESOP PARTICIPANTS WILL GIVE VOTING INSTRUCTIONS, THE ESOP PARTICIPANTS WHO DO VOTE WILL BE DIRECTING THE VOTING OF AN EVEN GREATER NUMBER OF SHARES. AS A RESULT OF THIS "SUPER-VOTING" ABILITY, IT IS ESPECIALLY IMPORTANT FOR EACH HOLDER OF ESOP PREFERRED SHARES TO PROPERLY INSTRUCT THE TRUSTEE AS TO HOW THE ESOP PARTICIPANT WANTS ESOP PREFERRED SHARES ALLOCATED TO HIS OR HER ACCOUNT TO BE VOTED.

   Holders of ESOP Preferred Shares cannot instruct the Trustee how to vote those shares by completing the gold proxy card -they can only instruct the Trustee as to how to vote their ESOP Preferred Shares by completing the GREEN INSTRUCTION card provided with this Supplement. VOTING INSTRUCTIONS WILL BE TREATED CONFIDENTIALLY BY THE TRUSTEE.

VOTING OF EMPLOYEE BENEFITS TRUST

   Based upon publicly available information, Norfolk Southern estimates that approximately 4.3 million Common Shares are held in the Conrail Employee Benefits Trust (the "EBT"). Based on the terms of the trust agreement, the trustee of the EBT must follow the directions of the ESOP Participants with respect to the manner of voting the Common Shares held in the Employee Benefits Trust on each matter pending before an annual or special meeting of Shareholders. Consequently, not only will each ESOP Preferred Share voted direct the vote of more than 4.5 ESOP Preferred Shares, but it will also direct the vote of more than 2.5 additional Common Shares held in the EBT.

PASS THROUGH VOTING PROCEDURE FOR NON-VOTING SHARES

   As discussed above, all ESOP Preferred Shares that have been allocated to ESOP Participants' accounts but as to which no voting instructions have been received by the Trustee will be voted in the same proportion as are the ESOP Preferred Shares for which valid instructions have been received. This means that if an ESOP Participant does not instruct the Trustee regarding the voting of his or her allocated ESOP Preferred Shares, those allocated ESOP Preferred Shares will be voted based upon the voting percentages of other ESOP Participants who have timely provided the Trustee with their voting instructions.

   As a result of the aggregate effect of the EBT, the pass through voting of unallocated ESOP Preferred Shares and the likelihood that some allocated ESOP Preferred Shares will not be voted, ESOP Participants who do vote will direct the voting of at least 7, and possibly more Shares. Accordingly, we encourage ESOP Participants to vote the GREEN INSTRUCTION card provided with this Supplement today AGAINST the Amendment Proposal and the Adjournment Proposal.

                   CERTAIN LITIGATION--RECENT DEVELOPMENTS

   On November 15, 1996, Norfolk Southern filed a Motion for Leave to Supplement and Amend the Complaint, previously filed in the District Court for the Eastern District of Pennsylvania (the "District Court"), in which Norfolk Southern requests permission to file its Second Amended Complaint for Declaratory and Injunctive Relief (the "Second Amended Complaint"). The Second Amended Complaint updates the description of counts contained in the earlier complaints and adds certain additional allegations of disclosure and fiduciary duty violations relating to such updated description of events. Among other allegations, the Second Amended Complaint includes allegations regarding the coercive front-end loaded, two-tier structure of the CSX Acquisition Proposal (and the fundamental unfairness thereof), and allegations concerning material misrepresentations and omissions by Conrail and its Board members in connection with the supplement to the CSX Offer to Purchase and with Conrail's Schedule 14D-9 statements relating to the CSX Acquisition Proposal and the Norfolk Southern Offer to Purchase and the Proposed Norfolk Southern/Conrail Merger.

   On November 18 and 19, 1996, a hearing was held before the Honorable Donald W. VanArtsdalen, United States District Court Judge for the Eastern District of Pennsylvania, on Norfolk Southern's motion for a preliminary injunction against Conrail. Norfolk Southern was seeking to enjoin the CSX Tender Offer from expiring on November 20, 1996 and to enjoin CSX from acquiring Shares pursuant to the CSX Tender Offer.

   On November 19, 1996 Judge VanArtsdalen issued an oral ruling denying Norfolk Southern's motion for a preliminary injunction. After the ruling, Norfolk Southern asked the District Court for an injunction pending appeal. The District Court denied this motion. On the same date, Norfolk Southern filed an emergency motion for an injunction pending appeal and a motion seeking an expedited appeal with the United States Court of Appeals for the Third Circuit (the "Third Circuit").

   On November 20, 1996 the Third Circuit denied Norfolk Southern's motion for an injunction pending appeal. Accordingly, the CSX Tender Offer expired on November 20, 1996. On November 21, 1996, Norfolk Southern announced that no purpose would be served by seeking expedited review of the decision not to enjoin CSX's purchase, since CSX had completed its purchase of 19.9% of the Conrail Shares, and therefore Norfolk Southern would withdraw that motion. However, Norfolk Southern continues to pursue on the merits its lawsuit against Conrail and CSX.

   On December 5, 1996, Defendants in the Pennsylvania litigation filed their Answer and Defenses to Plaintiffs' Second Amended Complaint, generally denying, and asserting various defenses to, the allegations contained therein and requesting judgment on all claims and an award of costs and attorneys fees. Conrail and CSX also filed a Counterclaim to Plaintiffs' Second Amended Complaint (the "Counterclaim"), naming Norfolk Southern, Atlantic Acquisition Corporation and Kathryn B. McQuade as counterclaim defendants, alleging that David R. Goode and Henry C. Wolf are co-conspirators/aiders and abettors, and purporting to state the following claims: tortious interference with current and prospective contractual relationships, intentional infliction of harm, unfair competition and civil conspiracy. Further, the Counterclaim alleges that Norfolk Southern and certain of its executive officers have engaged in
(i) dissemination of materially false and misleading information, (ii) promotion of an illusory tender offer, (iii) purportedly improper commencement of a lawsuit, (iv) false and misleading solicitation of proxies for the upcoming Conrail shareholder vote and (v) efforts to manipulate the market through unfair, tortious conduct, in violation of the federal securities laws. The Counterclaim requests a jury trial and an award of damages, punitive damages, costs and attorneys fees. Norfolk Southern believes that the Counterclaim is without merit and intends to defend it vigorously.

                                    * * *

                                                  NORFOLK SOUTHERN CORPORATION

Dated: December 9, 1996

                            ADDITIONAL INFORMATION

  If your Shares are held in the name of a bank or broker, only your bank or broker can vote your Shares and only upon receipt of your specific instructions. Please instruct your bank or broker to vote AGAINST the Amendment Proposal and the Adjournment Proposal by executing the GOLD proxy card today. If you have any questions or require any assistance in voting your Shares, please call:

                     [GEORGESON AND COMPANY INC. LOGO]

                               Wall Street Plaza
                           New York, New York 10005

                         Call Toll Free: 800-223-2064

                     Banks and Brokers call: 212-440-9800

PROXY
                         PROXY SOLICITED ON BEHALF OF
                     NORFOLK SOUTHERN CORPORATION FOR THE
               SPECIAL MEETING OF SHAREHOLDERS OF CONRAIL INC.,
                         TO BE HELD DECEMBER 23, 1996

   The undersigned hereby constitutes and appoints David R. Goode, Henry C. Wolf and James C. Bishop, Jr., and each or any of them, as true and lawful agents and proxies with full power of substitution in each to represent the undersigned, and to vote all shares of common stock, par value $1.00 per share ("Common Shares"), of Conrail Inc. ("Conrail") which the undersigned would be entitled to vote if personally present, at the Special Meeting of Shareholders (the "Special Meeting") of Conrail to be held on December 23, 1996, at 5:00 p.m., Eastern Standard Time, at The Academy of Music Hall, 1420 Locust Street, Philadelphia, Pennsylvania, and at any adjournments, postponements or reschedulings of such Special Meeting, on all matters coming before the Special Meeting.

   You are encouraged to specify your choice by marking the appropriate box on the reverse side of this card. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE WITH RESPECT TO THE VOTING OF COMMON SHARES, THIS PROXY WILL BE VOTED AGAINST THE PROPOSALS DESCRIBED BELOW. The persons listed above cannot vote your Common Shares unless you sign and return this card.

                                               (Continued on the reverse side)

                      (Continued from the reverse side)
 [X] Please mark your vote as in this example

                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE

NORFOLK SOUTHERN CORPORATION STRONGLY RECOMMENDS A VOTE AGAINST BOTH OF THE FOLLOWING PROPOSALS:

   1. The Proposal of the Conrail Board of Directors to approve an amendment to Conrail's Articles of Incorporation which would cause the provisions of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, to no longer be applicable to Conrail, and to authorize the Board of Directors of Conrail, in its discretion, to direct certain executive officers of Conrail to file or not file such Articles of Amendment if the Board determines such action to be in the best interests of Conrail.

                  AGAINST  [ ]      FOR  [ ]     ABSTAIN  [ ]

   2. The Proposal of the Conrail Board of Directors to adjourn the Special Meeting.

                  AGAINST  [ ]      FOR  [ ]     ABSTAIN  [ ]

   In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                                  Dated:                , 1996
                                                        ----------------

                                                  -----------------------------
                                                  Signature(s) (Title, if any)

                                                  -----------------------------
                                                  Signature if held jointly

                                                  Note: Please sign exactly as
                                                  name appears hereon. Joint
                                                  owners should each sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such.